                                                                       Exhibit 1
                                                                       U.S. GAAP


PRESS RELEASE                                                   October 30, 2002



                   CONSOLIDATED RESULTS of MAKITA CORPORATION
                   For the six months ended September 30, 2002
                   (From April 1, 2002 to September 30, 2002)

                                                                  (US$1.00 = 122 yen)
-------------------------------------------------------------------------------------
                                             Yen           U.S. Dollars   Percentage
                                         (millions)         (thousands)   of change
                                     -------------------   ------------
                                      2001         2002        2002        2002/2001
-------------------------------------------------------------------------------------
Net sales                            83,890       87,648     $718,426         4.5%
  Domestic                           20,104       19,265      157,910        (4.2)
  Overseas                           63,786       68,383      560,516         7.2
Operating income                      3,872        6,269       51,385        61.9
Income before income taxes            2,123        4,423       36,254       108.3
Net income                              363        3,137       25,713       764.2

                                          (in Yen)         (in Dollars)
                                     -------------------   ------------
Net income per share:
  Basic                                 2.4         21.0     $   0.17       784.4%
  Diluted                               2.4         20.5         0.17       764.1
-------------------------------------------------------------------------------------


                         Net Sales by Geographical Area

-------------------------------------------------------------------------------------
                                             Yen           U.S. Dollars   Percentage
                                         (millions)         (thousands)   of change
                                     -------------------   ------------
                                      2001         2002        2002        2002/2001
-------------------------------------------------------------------------------------

Japan                                20,104       19,265     $157,910       (4.2)%
North America                        25,470       24,185      198,238       (5.0)
Europe                               23,733       26,876      220,295       13.2
Southeast Asia                        5,669        7,181       58,860       26.7
Other Regions                         8,914       10,141       83,123       13.8
-------------------------------------------------------------------------------------
    Total                            83,890       87,648     $718,426        4.5%
-------------------------------------------------------------------------------------

Note: The Company adopted the EITF Issue No. 01-09, "Accounting for
      Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products", from April 1, 2002. No effect on income before income taxes or net income was sustained.

                Makita Corporation and Consolidated Subsidiaries
                           Consolidated Balance Sheets
                           September 30, 2001 and 2002

-----------------------------------------------------------------------------------------
                                                       Yen                   U.S. Dollars
                                                    (millions)                (thousands)
                                              -------------------------      ------------
                                               2001               2002           2002
-----------------------------------------------------------------------------------------
ASSETS
  CURRENT ASSETS:
    Cash and cash equivalents                  16,310            21,033       $  172,402
    Time deposits                               4,491             4,527           37,107
    Marketable securities                      44,842            40,990          335,984
    Trade receivables-
      Notes                                     1,930             1,931           15,828
      Accounts                                 32,073            34,526          283,000
      Less- Allowance
            for doubtful receivables           (1,244)           (1,385)         (11,353)
    Inventories                                69,669            62,492          512,229
    Deferred income taxes                       5,343             6,752           55,344
    Other current assets                        4,608             3,375           27,664
                                              -------           -------       ----------
      Total current assets                    178,022           174,241        1,428,205
                                              -------           -------       ----------
  PLANT AND EQUIPMENT, at cost:
    Land                                       21,588            21,845          179,057
    Buildings and improvement                  67,213            69,242          567,558
    Machinery and equipment                    82,251            79,926          655,131
                                              -------           -------       ----------
                                              171,052           171,013        1,401,746
    Less- Accumulated depreciation            (94,813)          (98,293)        (805,680)
                                              -------           -------       ----------
                                               76,239            72,720          596,066
                                              -------           -------       ----------
  INVESTMENTS AND OTHER ASSETS:
    Investment securities                      12,929            17,404          142,655
    Deferred income taxes                       2,660             6,277           51,451
    Other assets                                6,606             5,586           45,787
                                              -------           -------       ----------
                                               22,195            29,267          239,893
                                              -------           -------       ----------
                                              276,456           276,228       $2,264,164
                                              =======           =======       ==========
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                       Yen                   U.S. Dollars
                                                    (millions)                (thousands)
                                              -------------------------      ------------
                                               2001               2002           2002
----------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES:
    Short-term borrowings                       7,993             4,513       $   36,992
    Trade notes and accounts payable           13,143            13,778          112,934
    Accrued payroll                             6,528             6,658           54,574
    Other accrued expenses                      2,583             3,410           27,951
    Income taxes payable                        3,269             3,918           32,115
    Deferred income taxes                          20                37              303
                                              -------           -------       ----------
      Total current liabilities                33,536            32,314          264,869
                                              -------           -------       ----------
  LONG-TERM LIABILITIES:
    Long-term indebtedness                     21,867            19,956          163,574
    Club members' deposits                     17,124            14,984          122,820
    Estimated retirement and
     termination allowances                    14,242            19,162          157,065
    Deferred income taxes                         283             1,471           12,057
                                              -------           -------       ----------
                                               53,516            55,573          455,516
                                              -------           -------       ----------
  MINORITY INTERESTS                              836             1,005            8,238
                                              -------           -------       ----------
  SHAREHOLDERS' EQUITY:
    Common stock
      Authorized-
        292,000,000 shares in 2001 and 2002
      Outstanding-
        153,006,992 shares in 2001 and 2002    23,803            23,803          195,107
    Additional paid-in capital                 45,419            45,419          372,287
    Legal reserve                               5,669             5,669           46,467
    Retained earnings                         135,330           135,513        1,110,762
    Accumulated other comprehensive
     income (loss)                            (21,653)          (20,784)        (170,361)
    Treasury stock, at cost:
      675 shares in 2001
      3,404,887 shares in 2002                      0            (2,284)         (18,721)
                                              -------           -------       ----------
                                              188,568           187,336        1,535,541
                                              -------           -------       ----------
                                              276,456           276,228       $2,264,164
                                              =======           =======       ==========
----------------------------------------------------------------------------------------------

                Makita Corporation and Consolidated Subsidiaries
                        Consolidated Statements of Income
              For the six months ended September 30, 2001 and 2002


--------------------------------------------------------------------------------------
                                                   Yen                U.S. Dollars
                                              (millions)              (thousands)
                                          -------------------         ------------
                                           2001         2002             2002
--------------------------------------------------------------------------------------
NET SALES                                 83,890       87,648          $718,426
  Cost of sales                           53,639       55,960           458,426
                                          ------       ------          --------
GROSS PROFIT                              30,251       31,688           259,737
  Selling, general and
   administrative expenses                26,379       25,419           208,352
                                          ------       ------          --------
OPERATING INCOME                           3,872        6,269            51,385
                                          ------       ------          --------
OTHER INCOME (EXPENSES):
  Interest and dividend income               402          418             3,426
  Interest expenses                         (617)        (426)           (3,492)
  Exchange losses
   on foreign currency transaction, net     (717)      (1,975)          (16,188)
  Realized losses on securities, net        (625)        (172)           (1,410)
  Other, net                                (192)         309             2,533
                                          ------       ------          --------
    Total                                 (1,749)      (1,846)          (15,131)
                                          ------       ------          --------
INCOME BEFORE INCOME TAXES                 2,123        4,423            36,254
                                          ------       ------          --------
PROVISION FOR INCOME TAXES:
  Current                                  2,095        1,600            13,115
  Deferred                                  (335)        (314)           (2,574)
                                          ------       ------          --------
    Total                                  1,760        1,286            10,541
                                          ------       ------          --------
NET INCOME                                   363        3,137          $ 25,713
                                          ------       ------          --------

                                               (in Yen)       (in Dollars)
                                            --------------    ------------
PER SHARE OF COMMON STOCK AND
 AMERICAN DEPOSITARY SHARE:
Net income per share:
 Basic                                      2.4       21.0       $0.17
 Diluted                                    2.4       20.5        0.17
Cash dividends applicable to the period     9.0        9.0        0.07
--------------------------------------------------------------------------------------

Note: The Company adopted the EITF Issue No. 01-09, "Accounting for
      Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products", from April 1, 2002. The adoption resulted in a reduction in the net sales and operating income, for the six months ended September 30, 2002, of 2,296 million yen ($18,820 thousand) and 426 million yen ($3,492 thousand), respectively. No effect on income before income taxes or net income was sustained.

                Makita Corporation and Consolidated Subsidiaries
                 Consolidated Statements of Shareholders' Equity
              For the six months ended September 30, 2001 and 2002

--------------------------------------------------------------------------
                                           Yen          U.S. Dollars
                                        (millions)       (thousands)
                                  -------------------   ------------
                                   2001         2002        2002
--------------------------------------------------------------------------
COMMON STOCK:
  Beginning balance                23,803       23,803    $  195,107
                                  -------      -------    ----------
  Ending balance                   23,803       23,803    $  195,107
                                  -------      -------    ----------

ADDITIONAL PAID-IN CAPITAL:
  Beginning balance                45,419       45,419    $  372,287
                                  -------      -------    ----------
  Ending balance                   45,419       45,419    $  372,287
                                  -------      -------    ----------

LEGAL RESERVE:
  Beginning balance                 5,525        5,669    $   46,467
  Transfer from retained earnings     144            -             -
                                  -------      -------    ----------
  Ending balance                    5,669        5,669    $   46,467
                                  -------      -------    ----------

RETAINED EARNINGS:
  Beginning balance               136,488      133,723    $1,096,090
  Net income                          363        3,137        25,713
  Cash dividends                   (1,377)      (1,347)      (11,041)
  Transfer to legal reserve          (144)           -             -
                                  -------      -------    ----------
  Ending balance                  135,330      135,513    $1,110,762
                                  -------      -------    ----------
--------------------------------------------------------------------------

                Makita Corporation and Consolidated Subsidiaries
                      Consolidated Statements of Cash Flows
              For the six months ended September 30, 2001 and 2002


------------------------------------------------------------------------------------------------
                                                                  Yen         U.S. Dollars
                                                               (millions)      (thousands)
                                                          ------------------  ------------
                                                            2001       2002       2002
------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net cash provided by operating activities                 8,467     13,206     $108,246


CASH FLOWS FROM INVESTING ACTIVITIES:
  Net cash provided by (used in) investing activities       4,289     (2,931)     (24,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash used in financing activities                   (10,957)    (6,778)     (55,557)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
 AND CASH EQUIVALENTS                                         523      1,806       14,803
                                                          -------    -------     --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                     2,322      5,303       43,467
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             13,988     15,730      128,935
                                                          -------    -------     --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   16,310     21,033     $172,402
                                                          -------    -------     --------
------------------------------------------------------------------------------------------------